AMENDMENT # 1 TO AGREEMENT
                           AND PLAN OF REORGANIZATION
                              DATED APRIL 14, 2000

                           INTERIM OPERATING AGREEMENT

     This Amendment # 1 to the Agreement and Plan of Reorganization dated April 14, 2000, the Interim Operating Agreement ("Agreement"), is entered into effective as of the 19th day of April, 2000 (the "Effective Date") by and between 2TheMart.com, Inc., an Oklahoma corporation ("2TM") and GoToWorld.com, Inc., a Delaware corporation ("GTW"). Each of 2TM and GTW shall be referred to as a "Party" and collectively as the "Parties".

                                    RECITALS

     WHEREAS, 2TM and GTW have entered into an Agreement and Plan of Reorganization dated April 14, 2000 (the "Reorganization Agreement");

     WHEREAS, as part of the Reorganization Agreement, the Parties have agreed that 2TM will merge with GTW upon completion of shareholder approval by the shareholders of 2TM;

     WHEREAS, the board of directors of the 2TM and GTW each agree that it is in the best interests of the parties for GTW to provide operational support from the Effective Date through the closing of the merger as contemplated by the Reorganization Agreement (the "Interim Period") .

     WHEREAS, the parties to the Reorganization Agreement wish to amend the Reorganization Agreement as hereinafter stated.

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                                    AMENDMENT

     NOW,  THEREFORE,  the  parties  agree  as  follows:

1. Conflict. In the event there is a conflict between the terms of the Reorganization Agreement and this Amendment No. 1, the terms of this Amendment No. 1 shall control any interpretation. Unless this Amendment No. 1 expressly amends the language of the Reorganization Agreement, the Reorganization Agreement shall remain in full force and effect.

2. Operating Expenses. GTW hereby agrees to pay operating expenses, as enumerated in Schedule "A" for the day-to-day operation of the Orange County, CA 2TM facility during the Interim Period (the "Operating Funds").

3. Interim Management. 2TM authorizes the retention of the services of a management company ("Interim Management Company") to manage 2TM's daily operations during the Interim Period, subject to the approval of the 2TM Board of Directors. Fees required for such Interim Management Company shall be paid by GTW as part of the Operating Funds. 2TM shall delegate all day-to-day management responsibility of 2TM to the Interim Management Company if one is retained pursuant to this Agreement.

4. Indemnity. 2TM hereby agrees to indemnify, defend and hold harmless any Interim Management Company retained pursuant to this Agreement for all acts performed by it during the Interim Period.

5. Offices and Facilities. GTW is hereby authorized to place its personnel at 2TM's offices and facility. Such GTW personnel shall have the authority to operate 2TM systems and equipment under the direction of GTW or the Interim Management Company, if applicable.

6. Equipment. GTW and its personnel are hereby authorized to configure, program and operate 2TM's computers, equipment, and systems. However, GTW and its personnel are not authorized to sell, pledge, hypothecate, encumber, transfer, or move any such computers, equipment, systems, or any other assets of 2TM without 2TM's prior written approval.

7. Investment Relations. GTW shall be authorized and instructed to retain the services of an investment relations firm on behalf of 2TM. Fees required for such Investment Relations Firm shall be paid by GTW as part of the Operating Funds.

8. Term and Termination. This Agreement shall be in effect for a period of 60 days from the Effective Date and thereafter month to month until either approval or disapproval of the merger contemplated by the Reorganization Agreement by the shareholders of 2TM or GTW.

9. Representations and Warranties. Each Party hereby represents, warrants and covenants as follows:

a. When executed and delivered, the terms hereof shall constitute a valid and legally binding agreement enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors rights and by limitations on the availability of equitable remedies.

b. Neither the execution and delivery of this Agreement nor the consummation or performance of the transactions contemplated herein will violate any law, rule, regulation, writ, judgment, injunction, decree, determination, or other order of any court, government or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement

10. Severability. If any portion of this Agreement is found by a court of competent jurisdiction to be void or unenforceable, that portion shall be deemed to be reformed to the extent necessary to cause such portion to be enforceable and the same shall not affect the remainder of this Agreement, which shall be given full force and effect without regard to the invalid or unenforceable portions.

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11.   Confidential  Information.

a. 2TM, GTW, their agents and employees, and each of them, shall not, during the term of this Agreement and thereafter, communicate, divulge, or use for the benefit of itself or any other person, partnership, association, or corporation, either directly or indirectly, any information or knowledge concerning the any Party and any information, including but not limited to technical information, computer specifications, employee lists, customer lists, communication techniques, invoicing, billing, and schematics, which may be communicated to one Party by the other Party during the term of this Agreement.

b. 2TM and GTW, and each of them, covenants and agrees that during the term of this Agreement and for a period of five (5) years thereafter, such party will not do any act or fail to do any act which may be prejudicial or injurious to the business and goodwill of the other Party.

12. Entire Agreement. This Agreement, together with the Reorganization Agreement, along with the exhibits attached hereto, which may be signed in duplicate or counterparts, contains the entire understanding between the Parties, and may not be changed, altered, amended, or modified, except in writing, duly executed by each of the Parties.

13. Assignment; Survival. This Agreement may not be assigned or transferred by either Party hereto without the prior written consent of all other Parties hereto. The obligations of the Parties under this Agreement shall survive in the event of a sale, merger, transfer of substantially all the assets, or change in control of either Party.

14. Governing Law; Venue. This Agreement shall be governed by the laws of the State of California, United States of America. Any cause of action brought by an Party hereunder shall be brought in the court of proper jurisdiction in Orange County, California.

15. Attorneys' Fees. Should any action be commenced between the Parties to this Agreement concerning the matters set forth in this Agreement or the rights and duties of either in relation thereto, the prevailing Party in such action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attorney's Fees and Costs.

16. Headings/Captions. The titles and headings are for reference purposes only and shall not in any way limit the construction or interpretation of this Agreement.


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IN  WITNESS  WHEREOF,  the  Parties hereto have caused this Agreement to be duly executed  and  delivered  as  of  the  date  first  written  above.

2TM                                          GTW


2TheMart.com,  Inc.,                         GoToWorld.com,  Inc.,
an  Oklahoma  corporation                    a  Delaware  corporation

/s/  Steven  W.  Rebeil                     /s/  Ian  S.  Simpson
_____________________________               _____________________________
By:     Steven  W.  Rebeil                  By:     Ian  S.  Simpson
Its:    Chairman  and  Sole  Director       Its:    Chief  Executive
Officer